UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 11, 2010
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5677 Airline Road, Arlington, Tennessee (Address of principal executive offices)	38002 (Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
Litigation Settlement
On November 11, 2010, we entered into settlement agreements with each of our former employees in Toulon, France who had filed claims to challenge the economic justification for their dismissal following the closure of our Toulon, France facility. Under the settlement agreements, we will pay the former employees an aggregate amount of approximately $4.5 million, plus any additional amounts that may be payable under French law, including payments for unemployment and social security. We have previously paid approximately $1.3 million of this amount. The remaining $3.2 million is expected to be paid during the fourth quarter of 2010.
Management previously recorded a provision related to this litigation. The remaining provision for these cases totaled approximately $3.4 million, which will be sufficient to pay the remaining amount under the settlement agreements, as well as the additional amounts payable under French law. Therefore, the settlement of this litigation will not have a material impact to our results of operations.
These settlements close all outstanding litigation related to the closure of our facility in Toulon, France, and reflect the completion of activity associated with our French restructuring efforts.
This current report contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Such risks and uncertainties include the impact of our settlement of the federal investigation into our consulting arrangements with orthopaedic surgeons relating to its hip and knee products in the United States, including our compliance with a Deferred Prosecution Agreement through September 2011 and a Corporate Integrity Agreement through September 2015, and those risks and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, under the heading, “Risk Factors” and in Item 1A of Part II of our 10-Qs filed during 2010) and the final determination of the additional amounts payable under French law. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date of this current report, and we undertake no obligation to update such statements after this date.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 17, 2010

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer

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